EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

Dated as of January 29, 2010

among

COUNTRYPLACE ACCEPTANCE CORPORATION, as Borrower Grantor,

 COUNTRYPLACE MORTGAGE, LTD., as Borrower Grantor,

COUNTRYPLACE MORTGAGE HOLDINGS, LLC, as Borrower Grantor,

PALM HARBOR HOMES, INC., as Guarantor Grantor,

COUNTRYPLACE ACCEPTANCE G.P., LLC, as Guarantor Grantor,

COUNTRYPLACE ACCEPTANCE L.P., LLC, as Guarantor Grantor,

and

Each Other Grantor
From Time to Time Party Hereto

and

VIRGO SERVICE COMPANY LLC,
as Administrative Agent and Collateral Agent

i

(continued)

ii

(continued)

Page

Section 9.12	Waiver of Jury Trial	31

ANNEXES AND SCHEDULES

ANNEX 1	Form of Pledge Amendment
ANNEX 2	Form of Joinder Agreement

SCHEDULE 1	Commercial Tort Claims
SCHEDULE 2	Jurisdiction of Organization; Chief Executive Offices
SCHEDULE 3	Location of Books and Records
SCHEDULE 4	Pledged Collateral
SCHEDULE 5	Intellectual Property

iii

GUARANTY AND SECURITY AGREEMENT, dated as of January 29, 2010, by and among COUNTRYPLACE ACCEPTANCE CORPORATION, a Nevada corporation (“CPA”), COUNTRYPLACE MORTGAGE, LTD., a Texas limited partnership (“CPM”), COUNTRYPLACE MORTGAGE HOLDINGS, LLC, a Delaware limited liability company (“Mortgage SPV”, together with CPM and CPA, the “Borrowers” and each individually a “Borrower”), PALM HARBOR HOMES, INC., a Florida corporation (“Parent”), COUNTRYPLACE ACCEPTANCE G.P., LLC, a Texas limited liability company (“GP LLC”), COUNTRYPLACE ACCEPTANCE L.P., LLC, a Delaware limited liability company (“LP LLC” and, together with Parent, GP LLC and each of the other entities that becomes a party hereto pursuant to Section 9.6 and the Borrowers, the “Grantors”), in favor of VIRGO SERVICE COMPANY LLC, a Delaware limited liability company (“Virgo”), as administrative agent and collateral agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Lenders and each other Secured Party (each as defined in the Credit Agreement referred to below).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as the same may be modified from time to time, the “Credit Agreement”) among each of the Borrowers, Parent, GP LLC, LP LLC, the Lenders from time to time party thereto and Virgo, as administrative agent and collateral agent for the Lenders, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrowers and with respect to Parent only to the extent provided in Section 2.2(b)) has agreed to guaranty the Obligations (as defined in the Credit Agreement) of the Borrowers;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

ARTICLE I
DEFINED TERMS

Section 1.1             Definitions.  (a) Capital terms used herein without definition are used as defined in the Credit Agreement.

(b)           The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)           The following terms shall have the following meanings:

“Additional Pledged Stock” means any and all interest in (a) any and all additional interests in any Person owned by any Grantor that is a Pledged Subsidiary hereafter acquired by such Grantor, including any additional Pledged Stock in any such Pledged Subsidiary, any and all of Grantor’s other additional rights and interests in and to such Pledged Subsidiary and any and all of Grantor’s rights to and interests in any proceeds and distributions under or pursuant to any Pledged Collateral Agreements of or with respect to such Pledged Subsidiary or otherwise, including (i) warrants, options or other rights entitling such Grantor to acquire any interest in capital stock or other equity securities of or other equity interests in such Pledged Subsidiary, (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Stock of such Pledged Subsidiary or such additional capital stock or other equity securities or other interests in such Pledged Subsidiary, (iii) all rights of such Grantor to receive moneys in repayment of loans made to such Pledged Subsidiary pursuant to any Pledged Collateral Agreement or otherwise, (iv) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Stock in such Pledged Subsidiary, (v) all claims of such Grantor for damages arising out of or for breach of or default or misrepresentation under any Pledged Collateral Agreement or any documents, instruments or opinions delivered pursuant thereto, (vi) any right of Grantor to terminate any Pledged Collateral Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (vii) all rights of such Grantor to vote and give appraisals, consents, decisions and directions and exercise any other similar rights with respect to any lawful action of such Pledged Subsidiary, and (b) to the extent not included in the foregoing, all cash and non-cash proceeds and supporting obligations of or with respect to the Pledged Stock in such Pledged Subsidiary and any such Additional Pledged Stock, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, such Grantor.

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 3.1.

“Copyrights” has the meaning set forth in clause (i)(A) of the definition of “Intellectual Property” set forth in the Credit Agreement.

“Excluded Property” means, collectively, (i) to the extent that any property is excluded from the Collateral solely by operation of Section 3.3, such property, and (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of any of the foregoing (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than the Borrowers.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Internet Domain Names” has the meaning set forth in clause (i)(D) of the definition of “Intellectual Property” set forth in the Credit Agreement.

“IP Licenses” has the meaning set forth in clause (ii) of the definition of “Intellectual Property” set forth in the Credit Agreement.

“Limited Grantors” means each of Parent, CPA, GP LLC, LP LLC and CPM, in its capacity as a Grantor.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Patents” has the meaning set forth in clause (i)(B) of the definition of “Intellectual Property” set forth in the Credit Agreement.

“Permitted Collateral Liens” means Permitted Liens described in Sections 8.2(a) through (b)(vii) of the Credit Agreement and those permitted by any Loan Document to have priority over the Liens of the Administrative Agent granted hereunder.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 in the aggregate including all Stock and Stock Equivalents listed on Schedule 4.  Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not, to the extent permitted by Section 7.11 of the Credit Agreement, held in a securities account that is the subject of an effective Control Agreement maintained with a securities intermediary approved by the Administrative Agent.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Collateral Agreement” means any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding with respect to any Pledged Collateral.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 in the aggregate including all Indebtedness described on Schedule 4, issued by the obligors named therein.  Pledged Debt Instruments excludes any Cash Equivalents that are not, to the extent permitted by Section 7.11 of the Credit Agreement,  held in a securities account that is the subject of an effective Control Agreement maintained with a securities intermediary approved by the Administrative Agent.

“Pledged Entity” means each of CPA, GP LLC, LP LLC, CPM, Mortgage SPV, and each entity listed as a Subsidiary on a Pledge Amendment (as defined in Section 9.6).

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 in the aggregate other than any Pledged Stock or Pledged Debt Instruments.  Pledged Investment Property excludes any Cash Equivalents that are not, to the extent permitted by Section 7.11 of the Credit Agreement, held in a securities account that is the subject of an effective Control Agreement maintained with a securities intermediary approved by the Administrative Agent.

“Pledged Stock” means all Additional Pledged Stock, all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Subsidiary” means  each Subsidiary of a Grantor, the Stock in which is required to be pledged hereunder, including each Subsidiary of a Grantor listed on Schedule 4.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Constituent Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 in the aggregate including in each case those interests set forth on Schedule 4, to the extent such interests are not certificated.  Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not, to the extent permitted by Section 7.11 of the Credit Agreement, held in a securities account that is the subject of an effective Control Agreement maintained with a securities intermediary approved by the Administrative Agent.

“Secured Obligations” has the meaning set forth in Section 3.2.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of a Borrower.

“Trade Secrets” has the meaning set forth in clause (i)(E) of the definition of “Intellectual Property” set forth in the Credit Agreement.

“Trademarks” has the meaning set forth in clause (i)(C) of the definition of “Intellectual Property” set forth in the Credit Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Administrative Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

Section 1.2             Certain Other Terms.  (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement.  Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)           Section 1.5 of the Credit Agreement is applicable to this Agreement as and to the extent set forth therein.

ARTICLE II
GUARANTY

Section 2.1             Guaranty.  To induce the Lenders to make the Loans, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of each Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”).  This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2             Limitation of Guaranty.  (a) Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Subsidiary Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

(b)           Notwithstanding anything to the contrary contained in this Agreement, in any action or proceeding brought to enforce any Secured Obligation or to exercise any right or remedy contained in this Agreement or any other Loan Document, any judgment, decree or other remedy shall be enforceable against Parent only to the extent of, and Administrative Agent’s and Secured Parties’ recourse is limited to, Parent’s interest in the Limited Collateral.  Any judicial proceedings brought by Administrative Agent or any Secured Party against Parent with respect to the Secured Obligations shall be limited to the enforcement and foreclosure of the security interest in the Limited Collateral and no judgment for any deficiency upon the Secured Obligations shall be sought or obtained by Administrative Agent or any Secured Party against Parent.  The Administrative Agent hereby acknowledges and agrees that all obligations of Parent undertaken hereunder and under any other Loan Document shall be payable solely from the Limited Collateral pledged by Parent hereunder.

Section 2.3             Contribution.  To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and other Obligations and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrowers) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date.

Section 2.4             Authorization; Other Agreements.  The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)           (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)           apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)           refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)           (i) Dispose of, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with any Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)           settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5             Guaranty Absolute and Unconditional.  Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Administrative Agent):

(a)           the invalidity or unenforceability of any obligation of any Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)           the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from any Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)           the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)           any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against any Borrower, any other Guarantor or any other Subsidiaries of any Borrower or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)           any foreclosure, whether or not through judicial sale, and any other Disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f)           any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of any Borrower, any other Guarantor or any other Subsidiaries of any Borrower, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6             Waivers.  Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following:  (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of any Borrower or any other Guarantor.  Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against any Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor.  No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.7             Reliance.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.  In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.1             Collateral.  (a) For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor (other than a Limited Grantor), or in which a Grantor (other than a Limited Grantor) now has or at any time in the future may acquire any right, title or interests, subject to Section 3.3, is collectively referred to as the “SPV Collateral”:

(i)           all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property and any supporting obligations related thereto;

(ii)          the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Administrative Agent pursuant to Section 5.9;

(iii)         all books, records and other documentation pertaining to the other property described in this Section 3.1(a);

(iv)         all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(v)          all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(vi)         to the extent not otherwise included, all proceeds of the foregoing;

(b)           For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Limited Grantor, or in which a Limited Grantor now has or at any time in the future may acquire any right, title or interests, subject to Section 3.3, is collectively referred to as the “Limited Collateral” and, together with the SPV Collateral, the “Collateral”:

(i)           all Pledged Stock in each Pledged Entity;

(ii)          all rights, interests and claims with respect to the Pledged Stock in each Pledged Entity, including under any and all Pledged Collateral Agreement with respect to such Pledged Entity;

(iii)         in the case of CPM, all right, title and interest in and to (A) the “Monthly Servicing Fee” under and as defined in the 2005-1 Pooling and Servicing Agreement and (B) the “Monthly Servicing Fee” under and as defined in the 2007-1 Pooling and Servicing Agreement;

(iv)         in the case of CPM, all rights under the Mortgage Sale, Contribution and Servicing Agreement, including all rights to payment thereunder;

(v)         all books, records and other documentation pertaining to the other property described in this Section 3.1(b);

(vi)         to the extent not otherwise included, all proceeds of the foregoing;

in each case whether presently existing or owned or hereafter arising or acquired and wherever located; provided, however, that “Collateral” shall not include any Excluded Property.

Section 3.2             Grant of Security Interest in Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

Section 3.3             Certain Assets.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s right, title or interest in:

(a)           any permit or license, or any Contractual Obligation entered into by such Grantor, in each case, if and only if, and solely to the extent that, (i) the grant of a security interest therein shall constitute or result in a breach, termination or default or invalidity thereunder or thereof (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity) and (ii) such permit, license or Contractual Obligation: (A) is an “off the shelf” license of intellectual property that is not material to the operation of the business or which can be replaced without a material expenditure; or (B) is executed by the Grantor after the date hereof, provided that if such permit, license or Contractual Obligation involves the payment by any Person, or the provision of services or transfer of property with a value, in excess of $2,000,000 in any single year, the applicable Grantor, prior to entering into or obtaining such permit, license or Contractual Obligation, used commercially reasonable efforts to permit the collateral assignment thereof but was unsuccessful in obtaining such permission; provided that immediately upon the time at which the consequences described in the foregoing clause (i) shall no longer exist, the Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, all of the Grantor’s right, title and interest in such permit, license or Contractual Obligation; or

(b)           any fixed or capital assets owned by any Grantor and subject to a purchase money Lien or a Capital Lease, if and only if, and solely to the extent that, (i) the grant of a security interest in such fixed or capital asset shall constitute or result in a breach, termination or default or invalidity of the Contractual Obligation pursuant to which such purchase money Lien is granted or in the document providing for such Capital Lease (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity) and (ii) such Contractual Obligation or Capital Lease is executed by the Grantor after the date hereof, provided that if such Contractual Obligation or Capital Lease involves the payment by any Person, or the provision of services or transfer of property with a value, in excess of $2,000,000 in any single year, the applicable Grantor, prior to entering into such Contractual Obligation or Capital Lease or obtaining such fixed or capital asset, used commercially reasonable efforts to permit the collateral assignment of such fixed or capital asset but was unsuccessful in obtaining such permission; provided that immediately upon the time at which the consequences described in the foregoing clause (i) shall no longer exist, the Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, all of the Grantor’s right, title and interest in such fixed or capital asset.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Administrative Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders and the other Secured Parties:

Section 4.1             Title; No Other Liens.  Except for Permitted Liens (other than those not permitted to exist on any Collateral), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 4.2             Perfection and Priority.  The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Administrative Agent in all Collateral.  Such security interest is prior to all other Liens on the Collateral (except for Permitted Collateral Liens).  Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 4.3             Jurisdiction of Organization; Chief Executive Office.  Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 2 and such Schedule 2 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 4.4             Locations of Books and Records.  On the date hereof, such Grantor’s books and records concerning the Collateral are kept at the locations listed on Schedule 3.

Section 4.5             Pledged Collateral.  (a) The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 4 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)           As of the Closing Date, all Pledged Collateral constituting Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property constituting Collateral consisting of instruments and certificates has been delivered to the Administrative Agent in accordance with Section 5.3(a).

(c)           Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock constituting Collateral, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

(d)           Except as disclosed in writing to the Administrative Agent, there are no (i) Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral constituting Collateral and (ii) restrictions on the transferability of the Pledged Collateral constituting Collateral to Secured Party or with respect to the foreclosure, transfer or disposition thereof by Secured Party.  Each Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms.  To the best knowledge of each Grantor, there exists no material violation or material default under any Pledged Collateral Agreement by such Grantor or the other parties thereto.  Each Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Pledged Collateral Agreement.

(e)           No control agreements exist with respect to any Collateral other than Control Agreements in favor of the Administrative Agent.

Section 4.6             Instruments and Tangible Chattel Paper Formerly Accounts.  No amount payable to such Grantor under or in connection with any account constituting Collateral is evidenced by any instrument or tangible chattel paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

Section 4.7             Intellectual Property.  (a) Schedule 5 sets forth a true and complete list of the following Intellectual Property constituting Collateral such Grantor owns, licenses or otherwise has the right to use:  (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b)           On the Closing Date, all Material Intellectual Property constituting Collateral owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property  constituting Collateral has been abandoned.  No breach or default of any material IP License constituting Collateral shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property constituting Collateral:  (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.  There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property constituting Collateral of such Grantor.  To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property constituting Collateral of such Grantor.  Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License constituting Collateral.

Section 4.8             Commercial Tort Claims.  The only commercial tort claims of Mortgage SPV existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1.

Section 4.9             Specific Collateral.  None of the Collateral is, or is proceeds or products of, farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.10           Enforcement.  No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Administrative Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral constituting Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 4.11           Representations and Warranties of the Credit Agreement.  The representations and warranties as to such Grantor and its Subsidiaries made by each Borrower in Article IV of the Credit Agreement (all of which are hereby incorporated herein by reference) are true and correct on each date as required by Section 3.1 of the Credit Agreement.

ARTICLE V
COVENANTS

Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing:

Section 5.1             Maintenance of Perfected Security Interest; Further Documentation and Consents.  (a) Generally.  Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Related Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Administrative Agent to Dispose of any Collateral if such restriction would have a Material Adverse Effect.

(b)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons (other than holders of Permitted Liens).

(c)           Pursuant to Section 6.1(e) of the Credit Agreement, such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Administrative Agent.

(d)           At any time and from time to time, upon the written request of the Administrative Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) in the case of Mortgage SPV, take such further action as the Administrative Agent may reasonably request (to the extent that the same can be done at reasonable cost to Mortgage SPV), including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

Section 5.2             Changes in Locations, Name, Etc.  Except upon 30 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:

(i)           change its jurisdiction of organization or its location, in each case from that referred to in Section 4.3; or

(ii)          change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3             Pledged Collateral.  (a) Delivery of Pledged Collateral.  Such Grantor shall (i) deliver to the Administrative Agent, in suitable form for transfer and in form and substance satisfactory to the Administrative Agent, (A) all Pledged Certificated Stock constituting Collateral of such Grantor, (B) all Pledged Debt Instruments constituting Collateral of such Grantor and (C) all certificates and instruments evidencing Pledged Investment Property constituting Collateral of such Grantor and (ii) maintain all other Pledged Investment Property constituting Collateral of such Grantor in a securities account that is the subject of an effective Control Agreement maintained with a securities intermediary approved by the Administrative Agent.

(b)           Event of Default.  During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral constituting Collateral or any Pledged Investment Property constituting Collateral of such Grantor.

(c)           Exchange and Issuance of Certificates.  The Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to exchange any certificate or instrument representing or evidencing any Pledged Collateral constituting Collateral or any Pledged Investment Property constituting Collateral for certificates or instruments of smaller or larger denominations.  Upon the request of the Administrative Agent, such Grantor shall cause certificates to be issued in respect of any uncertificated Pledged Stock constituting Collateral.

(d)           Cash Distributions with respect to Pledged Collateral.  Except as provided in Article VI, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral constituting Collateral.

(e)           Voting Rights.  Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral constituting Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(f)            Certification of Pledged Stock.  (i)      Such Grantor shall comply with all of its obligations under any Pledged Collateral Agreements to which it is a party and shall enforce all of its rights thereunder.

(ii)          Such Grantor will take all actions necessary to cause each Pledged Collateral Agreement relating to Collateral consisting of any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (“Partnership and LLC Collateral”) to provide specifically at all times that: (A) the Partnership and LLC Collateral shall be securities and shall be governed by Article 8 of the applicable UCC; (B) each certificate of membership or partnership representing the Partnership and LLC Collateral shall bear a legend to the effect that such membership interest or partnership interest is a security and is governed by Article 8 of the applicable UCC; and (C) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee that acquires ownership of the Partnership and LLC Collateral as a result of the exercise by Secured Party of any remedy hereunder or under applicable law.

(iii)         Such Grantor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents, or otherwise cast any vote or grant or give any consent, waiver or ratification in respect of the Pledged Collateral constituting Collateral, in any way that materially changes the rights of such Grantor with respect to any such Pledged Collateral in a manner adverse to the Administrative Agent or that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.

Section 5.4             Accounts.  (a) Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account constituting Collateral, (ii) compromise or settle any such account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any such account, (iv) allow any credit or discount on any such account or (v) amend, supplement or modify any such account in any manner that could adversely affect the value thereof.

(b)           The Administrative Agent shall have the right to make test verifications of the accounts constituting Collateral in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith.  At any time and from time to time, upon the Administrative Agent’s request, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts constituting Collateral; provided, however, that unless a Default shall be continuing, the Administrative Agent shall request no more than four such reports during any calendar year.

Section 5.5             Commodity Contracts.   In the case of Mortgage SPV, such Grantor shall not have any commodity contract other than with a Person approved by the Administrative Agent and subject to a Control Agreement.

Section 5.6             Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.  (a) If any amount in excess of $250,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Administrative Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of Virgo Service Company LLC, as Administrative Agent” and, at the request of the Administrative Agent, shall immediately deliver such instrument or tangible chattel paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent.

(b)           Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property constituting Collateral to any Person other than the Administrative Agent.

(c)           If such Grantor is or becomes the beneficiary of a letter of credit constituting Collateral that is (i) not a supporting obligation of any Collateral and (ii) in excess of $250,000, such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify the Administrative Agent thereof and enter into a Contractual Obligation with the Administrative Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit.  Such Contractual Obligation shall assign such letter-of-credit rights to the Administrative Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).  Such Contractual Obligation shall also direct all payments thereunder to a Collateral Account.  The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d)           If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Administrative Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.7            Intellectual Property.  (a) Within 60 days after any change to Schedule 5 for such Grantor, such Grantor shall provide the Administrative Agent notification thereof and the short-form intellectual property agreements and assignments and other documents that the Administrative Agent reasonably requests with respect thereto.

(b)           Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property constituting Collateral in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property constituting Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property constituting Collateral may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property constituting Collateral may become publicly available or otherwise unprotectable.

(c)           Such Grantor shall notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property constituting Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property constituting Collateral (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office).  Such Grantor shall take all actions that are necessary or reasonably requested by the Administrative Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property constituting Collateral.

(d)           In the event that any Material Intellectual Property of such Grantor constituting Collateral is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

Section 5.8             Notices.  Such Grantor shall promptly notify the Administrative Agent in writing of its acquisition of any interest hereafter in property constituting Collateral that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.9             Notice of Commercial Tort Claims.  Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence) constituting Collateral, (i) such Grantor shall, immediately upon such acquisition, deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, any document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Lenders, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims.  Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by the Administrative Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.10           Compliance with Credit Agreement.  Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Credit Agreement, including Sections 2.13, 11.3 and 11.4 of the Credit Agreement (all of which are hereby incorporated herein by reference) and agrees to the same submission to jurisdiction as that agreed to by each Borrower in the Credit Agreement.

ARTICLE VI
REMEDIAL PROVISIONS

Section 6.1             Code and Other Remedies.  (a) UCC Remedies.  During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)           Disposition of Collateral.  Without limiting the generality of the foregoing, the Administrative Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Administrative Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) Dispose of, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)           Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Administrative Agent’s request, it shall assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Administrative Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Administrative Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Administrative Agent is able to Dispose of any Collateral, the Administrative Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent and (iv) the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  The Administrative Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Administrative Agent.

(d)           Application of Proceeds.  The Administrative Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any Requirement of Law, need the Administrative Agent account for the surplus, if any, to any Grantor.

(e)           Direct Obligation.  Neither the Administrative Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Administrative Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)           Commercially Reasonable.  To the extent that applicable Requirements of Law impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent to do any of the following:

(i)           fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)          fail to obtain Permits, or other consents, for access to any Collateral to Dispose of or for the collection or Disposition of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)         fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)         advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)          exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Administrative Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)         dispose of assets in wholesale rather than retail markets;

(vii)        disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)       purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of any Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1.  Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(g)           License.  For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, Dispose of or grant options to purchase any Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property constituting Collateral now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof.

Section 6.2             Accounts and Payments in Respect of General Intangibles.  (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of accounts constituting Collateral or payment in respect of general intangibles constituting Collateral, when collected by any Grantor, shall be promptly (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 6.4.  Until so turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor.  Each such deposit of proceeds of accounts constituting Collateral and payments in respect of general intangibles constituting Collateral shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)           At any time during the continuance of an Event of Default:

(i)           each Grantor shall, upon the Administrative Agent’s request, deliver to the Administrative Agent all original and other documents evidencing, and relating to, the Contractual Obligations constituting Collateral and transactions that gave rise to any account constituting Collateral or any payment in respect of general intangibles constituting Collateral, including all original orders, invoices and shipping receipts and notify account debtors that such accounts or general intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent.

(ii)          the Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect any and all payments under Mortgages, including without limitation accounts, chattel paper and general intangibles, and its accounts constituting Collateral or amounts due under general intangibles constituting Collateral or any thereof (all of the foregoing, “Specified Collateral”) and, in its own name or in the name of others, communicate with account debtors or obligors with respect thereto to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Specified Collateral or direct such account debtors or obligors to make payment in respect of Specified Collateral directly to Administrative Agent or as Administrative Agent shall direct.  In addition, the Administrative Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of any Specified Collateral.  Upon request of Administrative Agent, Grantors shall provide to Administrative Agent signed, undated notices, on such Grantor’s letterhead, notifying account debtors or obligors of any Specified Collateral that the Specified Collateral has been transferred and directing such account debtors and obligors no longer to make payment to such Grantor, but to make payment in respect of Specified Collateral directly to Administrative Agent or as Administrative Agent shall direct.

(iii)         each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Administrative Agent to ensure any Internet Domain Name constituting Collateral is registered.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3             Pledged Collateral.  (a) Voting Rights.  During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral constituting Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of such Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral constituting Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any such Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock constituting Collateral, the right to deposit and deliver any such Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)           Proxies.  In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby revokes all previous proxies with respect to the Pledged Collateral constituting Collateral and grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral constituting Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c)           Authorization of Issuers.  Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to such Pledged Collateral directly to the Administrative Agent.

(d)           Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any Pledged Collateral Agreement and any other contracts, agreements and other documents to which it is a party included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under any such Pledged Collateral Agreement or other contracts, agreements and other documents, and (iii) Secured Parties shall not have any obligation or liability under any such Pledged Collateral Agreements or other contracts, agreements and other documents by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any Pledged Collateral Agreements or other such contract, agreement or other document.

Section 6.4             Proceeds to be Turned over to and Held by Administrative Agent.  After the occurrence and during the continuance of an Event of Default, unless otherwise expressly provided in the Credit Agreement or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Administrative Agent in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by the Administrative Agent in cash or Cash Equivalents shall be held by the Administrative Agent in a Collateral Account.  All proceeds being held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5             Registration Rights.  (a) If, in the opinion of the Administrative Agent, it is necessary or advisable to Dispose of any portion of the Pledged Collateral constituting Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be Disposed of under the provisions of the Securities Act, all as directed by the Administrative Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Administrative Agent shall designate.

(b)           Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c)           Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral constituting Collateral pursuant to this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained in this Section 6.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 6.6             Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency (in the case of Parent, subject to Section 2.2(b)).

ARTICLE VII
SUBORDINATION

Section 7.1             Subordination.  Each Grantor agrees that all payments on account of any Indebtedness owing to such Grantor by any other Grantor (excluding that owed by CPM to Parent) (“Intercompany Debt”) shall be subject, subordinate and junior, in right of payment and exercise of remedies, to the prior to the indefeasible payment and satisfaction in full of all Loans and all other Secured Obligations, and all Liens (if any) now or hereafter existing in favor of any Grantor in respect of any Collateral shall be subject, subordinate and junior in all respects and at all times to the Liens now or hereafter existing of the Secured Parties therein.  Each Secured Party shall be deemed to have acquired the Secured Obligations in reliance upon this Article VII.

Section 7.2             Restrictions on Payment and Transfer.  Each Grantor agrees (i) not to collect, or to receive payment upon, by setoff or in any other manner, all or any portion of the Intercompany Debt owing to it, except as expressly permitted by the Loan Documents, and (ii) not to sell, assign, transfer, pledge, or grant a Lien on any such Intercompany Debt.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

Section 8.1             Administrative Agent’s Appointment as Attorney-in-Fact.  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)           in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any account or general intangible constituting Collateral or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property constituting Collateral owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)         pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)        execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the Disposition of any Collateral; or

(v)         (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Intellectual Property constituting Collateral owned by the Grantors or any IP Licenses constituting Collateral of the Grantors throughout the world on such terms and conditions and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, Dispose of, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes and do, at the Administrative Agent’s option, at any time or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(b)           If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c)           The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate set forth in Section 2.8 of the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 8.1.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.2             Authorization to File Financing Statements.  Each Grantor authorizes the Administrative Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may described the Collateral covered thereby (other than the Limited Collateral) as “all assets of the debtor”.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Such Grantor also hereby ratifies its authorization for the Administrative Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 8.3             Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 8.4             Duty; Obligations and Liabilities.  (a) Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers.  The Administrative Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, the Administrative Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Administrative Agent in good faith.

(b)           Obligations and Liabilities with respect to Collateral.  No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Administrative Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE IX
Miscellaneous

Section 9.1             Reinstatement.  Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 9.2             Release of Collateral.  (a) At the time provided in Section 10.10(b)(iii) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released.  At the request of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If the Administrative Agent shall be directed or permitted pursuant to Section 10.10(b)(i) or (ii) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided thereunder, and subject to the terms and conditions set forth therein.  In connection therewith, the Administrative Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c)           At the time provided in Section 10.10(a) of the Credit Agreement and at the request of the Borrowers, a Grantor shall be released from its obligations hereunder in the event that all the Securities of such Grantor shall be Disposed of to any Person that is not an Affiliate any Borrower and the Subsidiaries of any Borrower in a transaction permitted by the Loan Documents.

Section 9.3             Independent Obligations.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations.  If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

Section 9.4             No Waiver by Course of Conduct.  No Secured Party shall by any act (except by a written instrument pursuant to Section 9.6), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 9.5             Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

Section 9.6             Additional Grantors; Additional Pledged Collateral.  (a) Joinder Agreements.  If, at the option of the Borrowers or as required pursuant to Section 7.10 of the Credit Agreement, the Borrowers shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)           Pledge Amendments.  To the extent any Pledged Collateral constituting Collateral has not been delivered as of the Closing Date, or any Grantor acquires any Pledged Collateral comprising a direct or indirect interest in any Stock of Mortgage SPV, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”) with respect to such Pledged Collateral.  Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement.

Section 9.7             Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.11 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrowers’ notice address set forth in such Section 11.11.

Section 9.8             Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 9.9             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 9.10           Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 9.11           Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 9.12           Waiver of Jury Trial.  Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any loan document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory).  Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this agreement by the mutual waivers and certifications in this Section 9.12.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

COUNTRYPLACE ACCEPTANCE
CORPORATION

By	/s/ Larry Keener
Name: Larry Keener
Title: Vice President

COUNTRYPLACE MORTGAGE, LTD., as
Borrower By COUNTRYPLACE ACCEPTANCE GP, LLC, as its General Partner
By COUNTRYPLACE ACCEPTANCE CORPORATION, as its Sole Member

By	/s/ Larry Keener
Name: Larry Keener
Title: Vice President

COUNTRYPLACE MORTGAGE HOLDINGS,
LLC

By	/s/ Larry Keener
Name: Larry Keener
Title: Vice President

COUNTRYPLACE HOLDINGS ABS, LLC

By	/s/ Larry Keener
Name: Larry Keener
Title: Vice President

PALM HARBOR HOMES, INC.

By	/s/ Larry Keener
Name: Larry Keener
Title: CEO

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

COUNTRYPLACE ACCEPTANCE G.P., LLC
By COUNTRYPLACE ACCEPTANCE CORPORATION, as its Sole Member

By	/s/ Larry Keener
Name: Larry Keener
Title: Vice President

COUNTRYPLACE ACCEPTANCE L.P., LLC
By COUNTRYPLACE ACCEPTANCE CORPORATION, as its Sole Member

By	/s/ Larry Keener
Name: Larry Keener
Title: Vice President

ACCEPTED AND AGREED
as of the date first above written:

VIRGO SERVICE COMPANY LLC, as
Administrative Agent

By:	/s/ Jesse C. Watson
Name: Jesse C. Watson
Title: Managing Member

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

ANNEX 1
 to Guaranty and Security Agreement

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of [_________], is delivered pursuant to Section 9.6 of the Guaranty and Security Agreement, dated as of January 29, 2010 (the “Guaranty and Security Agreement”), by and among Countryplace Acceptance Corporation, a Nevada corporation (“CPA”), Countryplace Mortgage, LTD., a Texas limited partnership (“CPM”), CountryPlace Mortgage Holdings, LLC, a Delaware limited liability company (“Mortgage SPV”, together with CPM and CPA, the “Borrowers” and each individually a “Borrower”), Palm Harbor Homes, Inc., a Florida corporation (“Parent”), Countryplace Acceptance G.P., LLC, a Texas limited liability company (“GP LLC”), Countryplace Acceptance L.P., LLC, a Delaware limited liability company (“LP LLC” and, together with Parent, GP LLC, each of the other entities that becomes a party hereto pursuant to Section 9.6 thereof and the Borrowers, the “Grantors”), in favor of Virgo Service Company LLC, a Delaware limited liability company (“Virgo”), as administrative agent and collateral agent.  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Guaranty and Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:
ACKNOWLEDGED AND AGREED
as of the date first above written:

VIRGO SERVICE COMPANY LLC, as
Administrative Agent

By:
Name:
Title:

A1-1

Annex 1-A
to Pledge Amendment

Pledged Collateral

1.           Pledged Stock in Limited Liability Companies. Interests in each limited liability company that is a Pledged Entity as follows:

Subsidiary	Grantor	Certificate No.	Certificate Date	Number of Units	Pledged Units’ Percentage of all Outstanding Units

2.           Pledged Stock in Partnerships. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a Pledged Entity as follows:

Subsidiary	Grantor	Type of Interest (e.g., general, limited)	Certificate No.	Certificate Date	Number of Units	Pledged Units’ Percentage of all Outstanding Units

3.           Pledged Stock in Corporations.  Capital stock of each corporation that is a Pledged Entity as follows:

Subsidiary	Grantor	Certificate No.	Certificate Date	No. and Class of Pledged Stock	Pledged Units’ Percentage of all Outstanding Units

4.           Pledged Debt Instruments.  Pledged Debt Instruments as follows:

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2

ANNEX 2
to Guaranty and Security Agreement

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [_____________], is delivered pursuant to Section 9.6 of the Guaranty and Security Agreement, dated as of January 29, 2010 (the “Guaranty and Security Agreement”), by and among Countryplace Acceptance Corporation, a Nevada corporation (“CPA”), Countryplace Mortgage, LTD., a Texas limited partnership (“CPM”), CountryPlace Mortgage Holdings, LLC, a Delaware limited liability company (“Mortgage SPV”, together with CPM and CPA, the “Borrowers” and each individually a “Borrower”), Palm Harbor Homes, Inc., a Florida corporation (“Parent”), Countryplace Acceptance G.P., LLC, a Texas limited liability company (“GP LLC”), Countryplace Acceptance L.P., LLC, a Delaware limited liability company (“LP LLC” and, together with Parent, GP LLC, each of the other entities that becomes a party thereto pursuant to Section 9.6 thereof and the Borrowers, the “Grantors”), in favor of Virgo Service Company LLC, a Delaware limited liability company (“Virgo”), as administrative agent and collateral agent.  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 9.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.  The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 5 to the Guaranty and Security Agreement.  By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

A2-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

VIRGO SERVICE COMPANY LLC, as
Administrative Agent

By:
Name:
Title:

A2-2

SCHEDULE 1
 to Guaranty and Security Agreement

Commercial Tort Claims

None

Schedule 1-1

SCHEDULE 2
to Guaranty and Security Agreement

Jurisdiction of Organization; Chief Executive Offices

CountryPlace Acceptance Corporation
Jurisdiction of Organization:	Nevada
Legal Names:	CountryPlace Acceptance Corporation
Organizational Number:	C27666-2002
Location of chief executive office or sole place of business:	15303 Dallas Parkway, Suite 900 Addison, TX 75001
All other jurisdictions of incorporation in any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other legal names used any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other locations of chief executive office or sole place of business any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable

CountryPlace Mortgage, Ltd.
Jurisdiction of Organization:	Texas
Legal Names:	CountryPlace Mortgage, Ltd.
Organizational Number:	8017210
Location of chief executive office or sole place of business:	15303 Dallas Parkway, Suite 900 Addison, TX 75001
All other jurisdictions of incorporation in any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other legal names used any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other locations of chief executive office or sole place of business any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable

Schedule 2-1

CountryPlace Mortgage Holdings, LLC
Jurisdiction of Organization:	Delaware
Legal Names:	CountryPlace Mortgage Holdings, LLC
Organizational Number:	SRV 091036023-4755961
Location of chief executive office or sole place of business:	15303 Dallas Parkway, Suite 900 Addison, TX 75001
All other jurisdictions of incorporation in any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other legal names used any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other locations of chief executive office or sole place of business any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable

Palm Harbor Homes, Inc.
Jurisdiction of Organization:	Florida
Legal Names:	Palm Harbor Homes, Inc.
Organizational Number:	279947
Location of chief executive office or sole place of business:	15303 Dallas Parkway, Suite 800 Addison, TX 75001
All other jurisdictions of incorporation in any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other legal names used any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other locations of chief executive office or sole place of business any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable

CountryPlace Acceptance G.P., LLC
Jurisdiction of Organization:	Texas
Legal Names:	CountryPlace Acceptance G.P., LLC
Organizational Number:	800142861
Location of chief executive office or sole place of business:	15303 Dallas Parkway, Suite 900 Addison, TX 75001
All other jurisdictions of incorporation in any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other legal names used any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other locations of chief executive office or sole place of business any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable

Schedule 2-2

CountryPlace Acceptance L.P., LLC
Jurisdiction of Organization:	Delaware
Legal Names:	CountryPlace Acceptance L.P., LLC
Organizational Number:	3590244
Location of chief executive office or sole place of business:	15303 Dallas Parkway, Suite 900 Addison, TX 75001
All other jurisdictions of incorporation in any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other legal names used any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable
All other locations of chief executive office or sole place of business any of the five years preceding the date of the Guaranty and Security Agreement:	not applicable

Schedule 2-3

SCHEDULE 3
to Guaranty and Security Agreement

Location of Books and Records

The books and records for each Grantor may be found at:

15303 Dallas Parkway, Suite 800
Addison, TX 75001

Schedule 3-1

SCHEDULE 4
to Guaranty and Security Agreement

Pledged Collateral

1.           Pledged Stock in Limited Liability Companies. Interests in each limited liability company that is a Pledged Entity as follows:

Subsidiary	Grantor	Certificate No.	Certificate Date	Number of Units	Pledged Units’ Percentage of all Outstanding Units
GP LLC	CPA	001	January 29, 2010	n/a	100%
LP LLC	CPA	001	January 29, 2010	n/a	100%
Mortgage SPV	CPM	001	January 29, 2010	10,000	99%

2.           Pledged Stock in Partnerships. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a Pledged Entity as follows:

Subsidiary	Grantor	Type of Interest (e.g., general, limited)	Certificate No.	Certificate Date	Number of Units	Pledged Units’ Percentage of all Outstanding Units
CPM	GP LLC	General partner	001	January 29, 2010	n/a	1% (general partner interest)
	LP LLC	Limited partner	002	January 29, 2010	n/a	99% (limited partner interest)

3.           Pledged Stock in Corporations.  Capital stock of each corporation that is a Pledged Entity as follows:

Subsidiary	Grantor	Certificate No.	Certificate Date	No. and Class of Pledged Stock	Pledged Units’ Percentage of all Outstanding Units
CPA	Parent	003	November 12, 2002	2,000,000 shares of Common Stock	100%
		004	February 15, 2008	500,000 shares of Common Stock
		P-001	November 12, 2002	22,500 shares of Preferred Stock	100%

4.           Pledged Debt Instruments:  None.

Schedule 4-1

SCHEDULE 5
 to Guaranty and Security Agreement

Intellectual Property

None

Schedule 5-1